UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 21, 2009

QUIDEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA	92121

(Address of Principal Executive Offices)	(Zip Code)
(858) 552-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     As disclosed in prior filings, Quidel Corporation (the “Company”) leases its 78,000 square foot San Diego facility pursuant to a sale and leaseback transaction entered into in 1999.
     On December 21, 2009, the Company entered into a Second Amendment to Single Tenant Absolute Net Lease (the “Second Amendment”). Under the Second Amendment, the initial lease term was extended from December 19, 2014 to December 31, 2019. In addition, the Company will have three options for three additional periods of five years each following the initial expiration of the lease on December 31, 2019. The rental payment terms did not change as a result of the Second Amendment. A copy of the Second Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

10.1	Second Amendment to Single Tenant Absolute Net Lease
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2009

QUIDEL CORPORATION
/s/ John M. Radak
By: John M. Radak
Its: Chief Financial Officer